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                                                      Exhibit 5.1





                          July 26, 1996

Crown Pacific Partners, L.P.
121 S. W. Morrison
Portland, Oregon 97204

Ladies and Gentlemen:

          We have acted as counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Crown Pacific Partners, L.P. (the "Partnership") relating to registration under the Securities Act of 1933, as amended, of the offering and sale of up to 10,297,800 common units representing limited partner interests (the "Common Units") of the Partnership. The Common Units include 1,544,670 Common Units which may be sold pursuant to an over-allotment option granted to the underwriters (the "Underwriters") named in the Registration Statement by the Partnership and 1,297,800 Common Units being sold by the selling unitholders (the "Selling Unitholders") identified in the Registration Statement.

          As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, partnership records and documents, certificates of partnership and public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

          Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

          (1) the up to 9,000,000 Common Units to be issued by the Partnership, when issued and sold by the Partnership as contemplated by the Registration Statement, will constitute legally issued, fully paid and non-assessable Common Units of the Partnership, with no personal liability attaching to the ownership thereof, except with respect to the matters described under the caption "The Partnership Agreement--Limited Liability" in the Registration Statement.

          (2) the 1,297,800 Common Units to be sold by the Selling Unitholders constitute legally issued, fully paid and non-assessable Common Units of the Partnership, with no personal liability attaching to the ownership thereof, except with respect to the matters described under the caption "The Partnership Agreement--Limited Liability" in the Registration Statement.


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          We hereby consent to the reference to our firm under the heading
"Validity of the Common Units" in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       /s/ ANDREWS & KURTH L.L.P.